UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 27, 2025

FB Bancorp, Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	333-277630	99-1859402
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

353 Carondelet Street, New Orleans, Louisiana		70130
(Address of Principal Executive Offices)		(Zip Code)

(504) 569-8640
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
N/A	NA	NA
Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.06 Material Impairments.
FB Bancorp, Inc. (the “Company”) is required to do periodic testing of goodwill impairment at certain times and if certain events occur or circumstances change which are considered to be triggering events that would more likely than not reduce the fair value of its goodwill below the carrying value of the reporting unit.  The Company performed a quantitative impairment test as of December 31, 2024, due primarily to the decrease in mortgage origination volume as a result of the continued elevated interest rate environment as a triggering event, and based on the results of the test, the Company will record a non-cash goodwill impairment charge of the entire $5,786,000 balance.  This goodwill was established in January 2014 as part of Fidelity Bank’s acquisition of Nola Lending Group (“NOLA”).  NOLA is a reportable segment of the Company that originates residential mortgages primarily for resale in the secondary market.  The national mortgage industry has been under stress since mortgage interest rates increased dramatically in 2022 after being at record low interest rates in 2020 and 2021 during the Covid pandemic.  The NOLA segment annual closed secondary mortgage volume was $1.2 billion, $1.0 billion, $0.6 billion, $0.5 billion and $0.4 billion for the years ended 2020, 2021, 2022, 2023, and 2024, respectively.
This impairment will have a material impact on fourth quarter 2024 reportable earnings.  However, this impairment of NOLA goodwill does not impact cash flows, liquidity, tangible book equity, regulatory capital ratios, and does not represent a discontinuation of operations of this business segment.
Forward-Looking Statements

Certain statements contained herein are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements may be identified by reference to a future period or periods, or by the use of forward-looking terminology, such as “may,” “will,” “believe,” “expect,” “estimate,” "project," "intend," “anticipate,” “continue,” or similar terms or variations on those terms, or the negative of those terms. These forward-looking statements are based on our current beliefs and expectations and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. We are under no duty to and do not take any obligation to update any forward-looking statements after the date of this document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FB BANCORP, INC.

Date: January 30, 2025	By:	/s/ Todd Wanner
Todd Wanner Chief Financial Officer and Treasurer